THE RIGHTIME FUND, INC.


Articles of Amendment

To

Articles of Incorporation


The Rightime Fund, Inc. (the "Corporation"), a Maryland Corporation, having its principal office in Wyncote, Pennsylvania and a registered agent in Baltimore, Maryland, hereby certifies, in accordance with
Section 2-105(c) of the Maryland General Corporation Law that:

FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;

SECOND: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of "The Rightime Social Awareness Fund" series of the Corporation's Common Stock to "The Rightime OTC Fund" series of the Corporation's Common Stock;

THIRD: The amendment to the Articles of Incorporation of the Corporation as set forth above were duly approved by a majority of the entire Board of Directors of the Corporation as required by law at a meeting held on May 19, 2000, and are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation;

FOURTH: The amendment to the Articles of Incorporation of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the series of stock that is the subject of the amendment;

IN WITNESS WHEREOF, The Rightime Fund, Inc. has duly caused these
Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 13th day of October 2000.

                                     THE RIGHTIME FUND, INC.


                                     By: -------------------

                                         Edward S. Forst, Sr.
                                         Vice President

ATTEST:

By: -------------------                                      (SEAL)

    Curtis F. Hartranft
    Assistant Secretary



THE UNDERSIGNED, Vice President of The Rightime Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be it's corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under penalties of perjury.


By: -------------------

    Edward S. Forst, Sr.
    Vice President

                                                             (SEAL)